Exhibit 99.1

SUBSCRIPTION AGREEMENT

Starflick.com
1361 Peltier Drive
Point Roberts, Washington   98281

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the “Purchaser”) is purchasing _______________________________________________ (__________) shares of Common Stock of Starflick.com (the “Company”) at a price of $0.10 per Share (the “Subscription Price”).

Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

Purchaser further confirms that Mr. Zoltan Nagy solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation other than Mr. Nagy.

MAKE CHECK PAYABLE TO:   STARFLICK.COM

Executed this _____ day of ___________________, 2011.

______________________________________	______________________________________
Name of Purchaser	Signature of Purchaser

______________________________________

______________________________________
Address of Purchaser

______________________________________
Printed Name of Purchaser

PLEASE ENSURE FUNDS ARE IN US DOLLARS

______________________________________	X $0.10	___________	=	US$___________
Number of Shares Purchased				Total Subscription Price

Form of Payment:	Cash: _________	Check #: ___________		Other: _______________

STARFLICK.COM

By:	_________________________________

Title:	_________________________________